AMENDMENT NO. 9 TO MASTER DISTRIBUTION AND
INDIVIDUAL SHAREHOLDER SERVICES PLAN

American Century ETF Trust

    THIS AMENDMENT NO. 9 TO MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER SERVICES PLAN (“Amendment”) is effective as of the 15th day of November, 2021, by AMERICAN CENTURY ETF TRUST (the “Issuer”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan (defined below).

    WHEREAS, the Issuer is party to a certain Master Distribution and Individual Shareholder Services Plan dated January 9, 2018, and amended effective July 5, 2018, September 7, 2018, September 6, 2019, January 21, 2020, April 8, 2020, September 10, 2020, November 30, 2020, and June 29, 2021 (the “Plan”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of one duly established New Series of shares titled American Century Select High Yield ETF.

    NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

    1.    Amendment of Schedule A. Schedule A to the Plan is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

    2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Plan, it is the intention of the parties that the terms of this Amendment shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment, the parties hereby confirm and ratify the Plan.

3.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Plan shall remain unamended and shall continue to be in full force and effect.
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IN WITNESS WHEREOF, the undersigned has executed this Amendment to be effective as of the day and year first above written.

    AMERICAN CENTURY ETF TRUST

    By: /s/ David H. Reinmiller
    David H. Reinmiller
    Vice President

American Century ETF Trust
SCHEDULE A

    Series of the Issuer

Series                                 Date Plan Effective
AMERICAN CENTURY ETF TRUST
•American Century STOXX® U.S. Quality Value ETF        January 9, 2018
•American Century Diversified Corporate Bond ETF        January 9, 2018
•American Century STOXX® U.S. Quality Growth ETF        July 5, 2018
•American Century Quality Diversified International ETF        July 5, 2018
•American Century Diversified Municipal Bond ETF        September 7, 2018
•Avantis U.S. Equity ETF        September 6, 2019
•Avantis International Equity ETF        September 6, 2019
•Avantis Emerging Markets Equity ETF        September 6, 2019
•Avantis U.S. Small Cap Value ETF        September 6, 2019
•Avantis International Small Cap Value ETF        September 6, 2019
•American Century Focused Dynamic Growth ETF        January 21, 2020
•American Century Focused Large Cap Value ETF        January 21, 2020
•American Century Mid Cap Growth Impact ETF        April 28, 2020
•American Century Sustainable Equity ETF        April 28, 2020
•Avantis Core Fixed Income ETF        September 10, 2020
•Avantis Short-Term Fixed Income ETF        September 10, 2020
•Avantis Core Municipal Fixed Income ETF        September 10, 2020
•American Century Low Volatility ETF        November 30, 2020
•American Century Quality Convertible Securities ETF        November 30, 2020
•American Century Quality Preferred ETF        November 30, 2020
•American Century Emerging Markets Bond ETF        June 29, 2021
•American Century Multisector Income ETF        June 29, 2021
•American Century Sustainable Growth ETF        June 29, 2021
•Avantis Emerging Markets Value ETF        June 29, 2021
•Avantis International Large Cap Value ETF        June 29, 2021
•Avantis Real Estate ETF        June 29, 2021
•Avantis U.S. Large Cap Value ETF        June 29, 2021
•American Century Select High Yield ETF        November 15, 2021

A-1

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